Exhibit 10.1
FIRST AMENDMENT TO
THE SYSCO CORPORATION
2004 LONG TERM INCENTIVE CASH PLAN
     THIS FIRST AMENDMENT TO THE SYSCO CORPORATION 2004 MANAGEMENT LONG TERM INCENTIVE CASH PLAN (this “Amendment”).
     WHEREAS, Sysco Corporation (the “Company”) adopted that certain 2004 Long Term Incentive Cash Plan (the “Plan”) effective as of September 3, 2004;
     WHEREAS, pursuant to Section 9.2 of the Plan (the “Plan”) the Compensation Committee of the Board of Directors (the “Committee”) has the authority, at any time, to amend the Plan, except that any such amendment shall not adversely affect any outstanding Awards;
     WHEREAS, the Committee has determined that it is advisable for Sysco Corporation (the “Company”) to amend the Plan to grant the Committee the discretion to alter or amend the Performance Goals under the Plan or the specific Performance Goals of Awards under the Plan with respect to all Participants other than “named executives” (as that term is defined in Section 402(a)(3) of            Regulation S-K) and any “covered employee” pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended);
     NOW, THEREFORE, effective as of February 9, 2007, the following sections of the Plan are hereby amended to provide as set forth below:
(Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)
     1. The last paragraph of Section 8.1 of the Plan is hereby deleted in its entirety and replaced with the following:
“Nothing herein shall be deemed to authorize, and the Committee will have no discretion, to alter or amend the Performance Goals or the specific Performance Goals of Awards under the Plan with respect to “named executives” (as that term is defined in Section 402(a)(3) of Regulation S-K) and Covered Employees after they have been approved by the Committee or communicated to Participants, whichever shall occur later in time.”
     2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 9th day of February, 2007, effective as set forth herein.

SYSCO CORPORATION

By:	/s/ Michael C. Nichols

Name: Michael C. Nichols
Title: Sr. Vice President, General Counsel
and Corporate Secretary